Exhibit 99.1

American Woodmark Announces Fiscal Fourth Quarter and Fiscal Year Results

Fiscal Fourth Quarter 2024 Financial Highlights:

•Net sales decreased 5.8% year-over-year to $453.3 million
•Net income decreased 11.1% year-over-year to $26.8 million
•GAAP EPS of $1.69; Adjusted EPS of $1.70
•Adjusted EBITDA decreased 16.2% year-over-year to $54.7 million
•Cash provided by operating activities of $43.3 million, free cash flow of $6.8 million
•Repurchased 170,571 shares for $15.9 million

Fiscal 2024 Financial Highlights:

•Net sales decreased 10.6% year-over-year to $1,847.5 million
•Net income increased 24.0% year-over-year to $116.2 million
•GAAP EPS of $7.15; Adjusted EPS of $8.53
•Adjusted EBITDA increased 5.2% year-over-year to $252.8 million
•Cash provided by operating activities of $230.8 million, free cash flow of $138.5 million
•Repurchased 1,108,715 shares for $87.7 million

WINCHESTER, Virginia (May 23, 2024) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its fourth fiscal quarter ended April 30, 2024 and its fiscal year ended April 30, 2024.

“Our teams delivered another strong quarter despite the soft remodel market demand environment,” said Scott Culbreth, President and CEO. “Net sales and Adjusted EBITDA exceeded our expectations for the quarter as the demand environment began to improve. For the full fiscal year, our teams grew Adjusted EBITDA to $252.8 million and improved Adjusted EBITDA margin by over 200 bps despite a 10.6% reduction in net sales, which demonstrated our strategic focus on automation and operational excellence is working. Our net sales outlook for fiscal year 2025 is for low single digit growth as we look to grow across all channels. We will continue to invest in the business through automation, capacity and digital transformation to operate as one company allowing us to achieve our long-term targets.”

Fourth Quarter Results

Net sales for the fourth quarter of fiscal 2024 decreased $27.8 million, or 5.8%, to $453.3 million compared with the same quarter of the prior fiscal year. Net income was $26.8 million ($1.69 per diluted share) compared with $30.1 million ($1.80 per diluted share) in the same quarter of the prior fiscal year. Net income for the fourth quarter of fiscal 2024 decreased $3.3 million due primarily to a decrease in net sales and the one-time startup costs for our new locations in Hamlet, North Carolina and Monterrey, Mexico. Adjusted EPS per diluted share was $1.70 for the fourth quarter of fiscal 2024 compared with $2.21 in the same quarter of the prior fiscal year. Adjusted EBITDA for the fourth quarter of fiscal 2024 decreased $10.6 million, or 16.2%, to $54.7 million, or 12.1% of net sales, compared to $65.3 million, or 13.6% of net sales, for the same quarter of the prior fiscal year.

Fiscal Year Results

Net sales for the fiscal year ended April 30, 2024 decreased 10.6% to $1,847.5 million from the prior fiscal year. Net income for the current fiscal year was $116.2 million ($7.15 per diluted share) compared with net income of $93.7 million ($5.62 per diluted share) for the prior fiscal year. Net income for fiscal 2024 increased primarily due to the result of pricing better matching inflationary pressures and overall increased efficiencies across our existing operating locations. These benefits were partially offset by one time startup costs and inefficiencies driven by our new locations in Hamlet, North Carolina and Monterrey, Mexico, which will continue to ramp up production throughout the calendar year. Adjusted EPS per diluted share was $8.53 for the current fiscal year compared with $7.62 for the prior fiscal year. Adjusted EBITDA for the current fiscal year was $252.8 million, or 13.7% of net sales, compared to $240.4 million, or 11.6% of net sales, for the prior fiscal year.

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AMWD Announces Fourth Quarter Results

May 23, 2024

Balance Sheet & Cash Flow

As of April 30, 2024, the Company had $87.4 million in cash plus access to $322.9 million of additional availability under its revolving credit facility. Also, as of April 30, 2024, the Company had $206.3 million in term loan debt and $163.8 million drawn on its revolving credit facility.

Cash provided by operating activities for the current fiscal year was $230.8 million and free cash flow totaled $138.5 million. The Company repurchased 170,571 shares, or approximately 1.1% of shares outstanding, for $15.9 million during the fourth quarter of fiscal 2024, and 1,108,715 shares, or approximately 7.1% of shares outstanding, for $87.7 million during fiscal 2024. As of April 30, 2024, $89.5 million of funds remained available from the amounts authorized by the Board to repurchase the Company's common stock.

Fiscal 2025 Financial Outlook

For fiscal 2025 the Company expects:

•Low single digit net sales increase year-over-year
•Adjusted EBITDA in the range of $235 million to $255 million

“Given the strong operational and commercial performance that our teams delivered in our fiscal year 2024, we are projecting our fiscal 2025 net sales to increase low single digits and deliver Adjusted EBITDA in the range of $235 to $255 million,” said Paul Joachimczyk, Senior Vice President and Chief Financial Officer.

Our Adjusted EBITDA outlook excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include restructuring costs, interest expense, stock-based compensation expense, and certain tax items. Our management cannot estimate on a forward-looking basis the impact of these income and expense items on its reported net income, which could be significant, are difficult to predict, and may be highly variable. As a result, the Company does not provide a reconciliation to the closest corresponding GAAP financial measure for its Adjusted EBITDA outlook.

About American Woodmark

American Woodmark celebrates the creativity in all of us. With over 8,800 employees and more than a dozen brands, we’re one of the nation’s largest cabinet manufacturers. From inspiration to installation, we help people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and distributors, we spark the imagination of homeowners and designers and bring their vision to life. Across our service and distribution centers, our corporate office, and manufacturing facilities, you’ll always find the same commitment to customer satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMWD Announces Fourth Quarter Results

May 23, 2024

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
	2024	2023	2024	2023

Net sales	$453,278	$481,095	$1,847,502	$2,066,200
Cost of sales & distribution	369,179	384,392	1,469,695	1,708,676
Gross profit	84,099	96,703	377,807	357,524
Sales & marketing expense	23,613	22,821	92,603	94,602
General & administrative expense	22,262	33,916	124,008	125,045
Restructuring charges, net	—	215	(198)	1,525
Operating income	38,224	39,751	161,394	136,352
Interest expense, net	1,885	3,216	8,207	15,994
Pension settlement, net	—	(55)	—	(7)
Other expense (income), net	1,742	850	1,219	(232)
Net gain on debt modification	—	(2,089)	—	(2,089)
Income tax expense	7,799	7,688	35,752	28,963
Net income	$26,798	$30,141	$116,216	$93,723

Earnings Per Share:
Weighted average shares outstanding - diluted	15,881,015	16,735,892	16,260,222	16,685,359

Net income per diluted share	$1.69	$1.80	$7.15	$5.62

AMWD Announces Fourth Quarter Results

May 23, 2024

Condensed Consolidated Balance Sheet
(Unaudited)
	April 30,
	2024	2023

Cash & cash equivalents	$87,398	$41,732
Customer receivables	117,559	119,163
Inventories	159,101	190,699
Income taxes receivable	14,548	—
Other current assets	24,104	16,661
Total current assets	402,710	368,255
Property, plant & equipment, net	272,461	219,415
Operating lease assets, net	126,383	99,526
Customer relationship intangibles, net	—	30,444
Goodwill	767,612	767,612
Other assets	24,699	33,546
Total assets	$1,593,865	$1,518,798

Current portion - long-term debt	$2,722	$2,263
Short-term operating lease liabilities	27,409	24,778
Accounts payable & accrued expenses	165,595	151,083
Total current liabilities	195,726	178,124
Long-term debt	371,761	369,396
Deferred income taxes	5,002	11,930
Long-term operating lease liabilities	106,573	81,370
Other liabilities	4,427	4,190
Total liabilities	683,489	645,010
Stockholders' equity	910,376	873,788
Total liabilities & stockholders' equity	$1,593,865	$1,518,798

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Twelve Months Ended
	April 30,
	2024	2023

Net cash provided by operating activities	$230,750	$198,837
Net cash used by investing activities	(92,191)	(45,337)
Net cash used by financing activities	(92,893)	(134,093)
Net increase in cash and cash equivalents	45,666	19,407
Cash and cash equivalents, beginning of period	41,732	22,325

Cash and cash equivalents, end of period	$87,398	$41,732

AMWD Announces Fourth Quarter Results

May 23, 2024

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period’s results against the corresponding prior period’s results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and the subsequent restructuring charges that the Company incurred related to the acquisition, (6) non-recurring restructuring charges, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) change in fair value of foreign exchange forward contracts, (10) net gain/loss on debt forgiveness and modification, and (11) pension settlement charges. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company’s results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles and trademarks, (4) net gain/loss on debt forgiveness and modification, (5) pension settlement charges, and (6) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain/loss on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

AMWD Announces Fourth Quarter Results

May 23, 2024

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
(in thousands)	2024	2023	2024	2023

Net income (GAAP)	$26,798	$30,141	$116,216	$93,723
Add back:
Income tax expense	7,799	7,688	35,752	28,963
Interest expense, net	1,885	3,216	8,207	15,994
Depreciation and amortization expense	12,596	11,499	48,337	48,077
Amortization of customer relationship intangibles and trademarks	—	11,417	30,444	45,667
EBITDA (Non-GAAP)	$49,078	$63,961	$238,956	$232,424
Add back:
Acquisition and restructuring related expenses (1)	—	20	47	80
Non-recurring restructuring charges, net (2)	—	215	(198)	1,525
Pension settlement, net	—	(55)	—	(7)
Net gain on debt modification	—	(2,089)	—	(2,089)
Change in fair value of foreign exchange forward contracts (3)	1,785	904	1,544	—
Stock-based compensation expense	3,496	2,147	10,682	7,396
Loss on asset disposal	319	171	1,742	1,050
Adjusted EBITDA (Non-GAAP)	$54,678	$65,274	$252,773	$240,379

Net Sales	$453,278	$481,095	$1,847,502	$2,066,200
Net income margin (GAAP)	5.9%	6.3%	6.3%	4.5%
Adjusted EBITDA margin (Non-GAAP)	12.1%	13.6%	13.7%	11.6%

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the permanent layoffs that occurred during the third and fourth quarters of fiscal 2023 and the closure of the manufacturing plant in Humboldt, Tennessee.
(3) In the normal course of business, the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other income in the operating results.

AMWD Announces Fourth Quarter Results

May 23, 2024

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Twelve Months Ended
	April 30,		April 30,
(in thousands, except share data)	2024	2023	2024	2023

Net income (GAAP)	$26,798	$30,141	$116,216	$93,723
Add back:
Acquisition and restructuring related expenses	—	20	47	80
Non-recurring restructuring charges, net	—	215	(198)	1,525
Pension settlement, net	—	(55)	—	(7)
Amortization of customer relationship intangibles and trademarks	—	11,417	30,444	45,667
Net gain on debt modification	—	(2,089)	—	(2,089)
Tax benefit of add backs	121	(2,589)	(7,785)	(11,791)
Adjusted net income (Non-GAAP)	$26,919	$37,060	$138,724	$127,108

Weighted average diluted shares (GAAP)	15,881,015	16,735,892	16,260,222	16,685,359

EPS per diluted share (GAAP)	$1.69	$1.80	$7.15	$5.62
Adjusted EPS per diluted share (Non-GAAP)	$1.70	$2.21	$8.53	$7.62

Free Cash Flow

	Twelve Months Ended
	April 30,
	2024	2023

Cash provided by operating activities	$230,750	$198,837
Less: Capital expenditures (1)	92,241	45,380
Free cash flow	$138,509	$153,457

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces Fourth Quarter Results

May 23, 2024

Net Leverage

Twelve Months Ended
April 30,
(in thousands)	2024

Net income (GAAP)	$116,216
Add back:
Income tax expense	35,752
Interest expense, net	8,207
Depreciation and amortization expense	48,337
Amortization of customer relationship intangibles and trademarks	30,444
EBITDA (Non-GAAP)	$238,956
Add back:
Acquisition and restructuring related expenses (1)	47
Non-recurring restructuring charges, net (2)	(198)
Change in fair value of foreign exchange forward contracts (3)	1,544
Stock-based compensation expense	10,682
Loss on asset disposal	1,742
Adjusted EBITDA (Non-GAAP)	$252,773

As of
April 30,
2024
Current maturities of long-term debt	$2,722
Long-term debt, less current maturities	371,761
Total debt	374,483
Less: cash and cash equivalents	(87,398)
Net debt	$287,085

Net leverage (3)	1.14

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the permanent layoffs that occurred during the third and fourth quarters of fiscal 2023.
(3) Net debt divided by Adjusted EBITDA for the twelve months ended April 30, 2024.

Contact:	Kevin Dunnigan VP & Treasurer 540-665-9100

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